UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2018

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 16, 2018, Wynn Resorts, Limited (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). Set forth below are the preliminary voting totals as provided by IVS Associates, Inc. ("IVS"), the independent inspector of elections for the Annual Meeting. The results are preliminary and are subject to change pursuant to a customary review and challenge period, after which IVS will certify the results. We will file an amendment to this Current Report on Form 8-K to disclose the final voting results after we receive a certified report from IVS.

Proposal 1: Election of Directors

To elect two Class I directors, each to serve until the 2021 Annual Meeting of Stockholders:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Betsy Atkins	69,684,481	401,165	804,699
Patricia Mulroy	69,509,499	576,147	804,699

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,298,938	591,708	10,999,699	—

Proposal 3: Approval, on an Advisory Basis, of our Executive Compensation

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,972,222	55,926,886	186,538	804,699
Proposal 4: Stockholder Proposal Requesting A Political Contributions Report
To request that the Company provide a political contributions report, updated semiannually, setting forth specified information:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,250,344	36,727,825	12,107,477	804,699

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: May 22, 2018	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel